Exhibit 2.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Douglas DiSanti
340 W. 42nd St.
New York, NY 10036, USA

Work Order #: W2021010401074
January 4, 2021
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 30137

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amended Certification of Stock Designation Before Issuance of Class/Series	Fees	20211141428	1/4/2021 10:44:38 AM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	60978588169660928O3020	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Douglas DiSanti
340 W. 42nd St.
New York, NY 10036, USA

State of New York Work Order Amended Certification of Stock Designation Before Issuance of Class/Series January 4, 2021

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BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

01/04/2021

Work Order Item Number:	W2021010401074 - 1038873
Filing Number:	20211141428
Filing Type:	Amended Certification of Stock Designation Before Issuance of Class/Series
Filing Date/Time:	01/04/2021 10:44:38 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: C8043-1999

Entity Name: TRANSNATIONAL GROUP, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
INCORP SERVICES, INC.
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

Business Entity Filing Ackowledgment 1/4/21

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C8043-1999
Barbara K. Cegavske	Filing Number 20211141428
Secretary of State State Of Nevada	Filed On 01/04/2021 10:44:38 AM
	Number of Pages 4

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☑ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: TRANSNATIONAL GROUP, INC. Entity or Nevada Business Identification Number (NVID): NV19991221435
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 01/04/2021 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Preferred stock is being reduced from 100,000,000 to 20,000,000. The Preferred Class of stock will have 500 to 1 voting rights compared to common stock and will not receive a dividend or be converted to common stock.
5. Amendment of class or series of stock:	☑ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Douglas DiSanti Signature of Officer Date: 01/04/2021

This form must be accompanied by appropriate fees.

page1 of 2
Revised: 1/1/2019

Certificate, Amendment or Withdrawal of Designation

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- ☐ Certificate of Designation
- ☑ Certificate of Amendment to Designation - Before Issuance of Class or Series
- ☐ Certificate of Amendment to Designation - After Issuance of Class or Series
- ☐ Certificate of Withdrawal of Certificate of Designation

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office	Business Number / Filing Number
Secretary of State State Of Nevada	[illegible]
	Filed On 01/04/2021 10:44:38 AM
	Number of Pages 4

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | **ABOVE SPACE IS FOR OFFICE USE ONLY**

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Transnational Group, Inc.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

The Preferred Shares have been reduced from 100,000,000 to 20,000,000. Preferred shares have 500 to 1 voting rights to common stock. The Preferred shares only have voting rights and can't be converted into common stock and doesn't receive a dividend.

4. Effective date and time of filing: (optional) Date: 01/04/2021 Time:

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

Certificate to Accompany Restated Articles or Amended and Restated Articles

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TRANSNATIONAL GROUP, INC.

Unanimous Written Consent

Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the Director of Transnational Group, Inc., a Nevada Corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the board of directors of the Corporation (the “Board”), consents in writing as of this 4th day of January 2021 to the following actions and directs that this unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Board desires to amend the articles of incorporation and reduce the Preferred shares from 100,000,000 to 20,000,000.

WHEREAS, the Board desires to amend the preferred shares to have 500 to 1 voting rights compared to common stock. Preferred stock will only have voting rights.

Now therefore,

IT IS HEREBY RESOLVED, the Board shall accept the amended preferred stock rights and number of authorized shares from 100,000,000 to 20,000,000, effective as of this day, January 4, 2021.

FURTHER RESOLVED, the director of the Board be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the director so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolution. The taking of such action is to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF, the undersigned being Board of Directors of Transnational Group, Inc., has executed this Consent as of the day and year first written above.

/s/ Douglas DiSanti

Douglas DiSanti

Director

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